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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported) September 16, 1999

                          GST TELECOMMUNICATIONS, INC.
                                  GST USA, INC.
           (Exact name of Registrants as specified in their charters)
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            CANADA                            4813                     NOT APPLICABLE
           DELAWARE                (Primary Standard Industrial          83-0310464
  (State or other jurisdiction     Classification Code Number)        (I.R.S. Employer
of incorporation or organization)                                     Identification No.)
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                  4001 Main Street, Vancouver, Washington 98663

               (Address of principal executive offices) (Zip Code)

        Registrants' telephone number, including area code (360) 356-7100






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Item 5. Other Events.

         On September 16, 1999, the Registrants announced, in a press release which is attached hereto as Exhibit 99.01 and incorporated by reference herein, that they received $30.0 million from Global Light Telecommunications, Inc. ("Global Light") and others in connection with the settlement of various lawsuits between the Registrants, Global Light, GST Mextel, Inc., W. Gordon Blankstein, Ian Watson, and Peter E. Legault.

         On September 20, 1999, the Registrants announced that they estimate reduced losses per share due to the receipt of $30.0 million in connection with the Global Light settlement, and also announced estimates of total revenues and adjusted EBITDA for the quarter ending September 30, 1999, in a press release which is attached hereto as Exhibit 99.02 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

99.01 Press Release dated September 16, 1999 regarding the Registrants' receipt of $30.0 million from Global Light Telecommunications, Inc. and others in connection with the settlement of various lawsuits.
        (Filed herewith).

99.02 Press Release dated September 20, 1999 regarding the Registrants' estimates of losses per share, total revenues and adjusted
        EBITDA for the quarter ending September 30, 1999. (Filed herewith).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           GST TELECOMMUNICATIONS, INC.


Date: September 20, 1999                    By:  /s/ Daniel L. Trampush
                                                 -----------------------
                                                 Daniel L. Trampush
                                                 Senior Vice President and
                                                 Chief Financial Officer

                                            GST USA, INC.


Date: September 20, 1999                    By:   /s/ Daniel L. Trampush
                                                 -----------------------
                                                 Daniel L. Trampush
                                                 Senior Vice President and
                                                 Chief Financial Officer